EXHIBIT 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statements on Form F-3 (No. 333-111019, No. 333-119998, No. 333-126257, No. 333-143399, No. 333-194483, No. 333-199535 and No. 333-212326) and in the related Prospectuses and on Form S-8 (No. 333-113420, No. 333-118897, No. 333-139717, No. 333-141306, No. 333-173155, No. 333-214775 and No. 333-217655) pertaining to Pointer Telocation Ltd.’s equity compensation plans and to the incorporation by reference therein of our reports dated April 1, 2019, with respect to the consolidated financial statements of Pointer Telocation Ltd. and the effectiveness of internal control over financial reporting of Pointer Telocation Ltd included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer
Kost, Forer, Gabbay & Kasierer
A Member of Ernst & Young Global
Tel-Aviv, Israel
April 1, 2019